UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2011

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on July 12, 2011, Tree.com, Inc. (the “Company”), through its subsidiary Home Loan Center, Inc. (“HLC”) entered into two amendments to its existing warehouse line of credit with Bank of America, N.A. (“Bank of America”).  The information set forth below under Item 2.03 is incorporated by reference into this Item 1.01.

As previously disclosed, the Company entered into an Asset Purchase Agreement on May 12, 2011 with Discover Bank, a wholly-owned subsidiary of Discover Financial Services.  The Asset Purchase Agreement provides for the sale of substantially all of the operating assets of HLC to Discover Bank (the “Transaction”).  The Transaction is expected to close by the end of 2011.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2011, HLC entered into two amendments to its existing warehouse line of credit with Bank of America.  The material terms of the warehouse line of credit with Bank of America are described in the Company’s most recent quarterly report on Form 10-Q filed on May 16, 2011 and the Company’s current report on Form 8-K filed on July 6, 2011.  The amendments extend the existing Transactions Terms Letter through September 1, 2011 and increase the minimum balance with respect to HLC’s over/under account. The amendments also increase the minimum liquidity level to be maintained by HLC.  Copies of each of Amendment No. 2 to the Transactions Terms Letter and Amendment No. 2 to Early Purchase Program Addendum to Loan Purchase Agreement for the facility are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.  The foregoing description of the amendments to the existing warehouse line of credit with Bank of America is qualified in its entirety by reference to the full text of such exhibits.

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, the Compensation Committee of the Board of Directors of the Company approved a change in the compensation paid by the Company to Douglas R. Lebda, the Company’s Chief Executive Officer. The approved change provides that Mr. Lebda will receive a base salary of $275,000 per year beginning July 11, 2011.  Mr. Lebda’s compensation will revert to $550,000 per year beginning January 1, 2012.  Mr. Lebda also received an award of 24,642 restricted shares of Company common stock on July 11, 2011.  Subject to continuing service, the shares will vest in full on January 11, 2012.  The temporary modification in base salary would not affect severance payments or change in control amounts due to Mr. Lebda pursuant to Mr. Lebda’s employment agreement dated October 26, 2010.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1

Amendment No. 2 to Transactions Terms Letter dated as of July 12, 2011, which supplements that certain Master Repurchase Agreement dated as of May 1, 2009 by and between Home Loan Center, Inc. and Bank of America, N.A.

10.2

Amendment No. 2 to Early Purchase Program Addendum to Loan Purchase Agreement dated as of July 12, 2011, which supplements that certain Loan Purchase Agreement by and between Bank of America, N.A. and Home Loan Center, Inc. dated April 16, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2011

TREE.COM, INC.

	By:	/s/ Christopher R. Hayek
Christopher R. Hayek
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Amendment No. 2 to Transaction Terms Letter dated as of July 12, 2011, which supplements that certain Master Repurchase Agreement dated as of May 1, 2009 by and between Home Loan Center, Inc. and Bank of America, N.A.

10.2

Amendment No. 2 to Early Purchase Program Addendum to Loan Purchase Agreement dated as of July 12, 2011, which supplements that certain Loan Purchase Agreement by and between Bank of America, N.A. and Home Loan Center, Inc. dated April 16, 2002.